UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2006

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Terms and Conditions of Employment with Dustan E. McCoy

On September 18, 2006, Brunswick Corporation (the “Company”) entered into new Terms and Conditions of Employment (the "CEO Terms") with Dustan E. McCoy, Chairman and Chief Executive Officer. The CEO Terms supersede the Executive Severance and Change in Control Agreement dated June 13, 2001 and the Indemnification Agreement dated September 13, 1999 between Mr. McCoy and the Company.

The CEO Terms describe Mr. McCoy’s salary and the benefits for which he is eligible, which include participation in the Brunswick Performance Plan (“BPP”) and Strategic Incentive Plan (“SIP”), equity-based awards under the Company’s 2003 Stock Incentive Plan, and other benefits to which executive officers of the Company are entitled, including financial counseling services, health and welfare benefits, participation in the Company’s deferred compensation plans and use of the Company’s aircraft and boats. The CEO Terms also incorporate the terms of the existing Indemnification Agreement.

Mr. McCoy is an “employee at will” until his employment terminates in accordance with the CEO Terms. He is entitled to receive severance benefits upon termination in certain circumstances specified in the CEO Terms.

Prior to a change in control, he will be entitled to specified severance benefits if his employment is terminated by the Company other than for cause or long-term disability or if he terminates his employment for good reason. The terms “cause,” “long-term disability” and “good reason” are each defined in the CEO Terms. If there is a qualifying termination of employment prior to a change in control, he will be entitled, among other things, to a severance payment equal to two times the sum of (i) his annual base salary, (ii) his target annual bonus under the BPP for the year in which termination occurs and (iii) the Company’s profit-sharing and 401(k) match on his behalf during the 12 months prior to termination.

After a change in control, he will be entitled to specified severance benefits if his employment is terminated by the Company other than for cause or long-term disability, he terminates his employment at any time for good reason or he resigns for any reason during the 30-day period commencing on the first anniversary of the change in control. If there is any such qualifying termination following a change in control, he will be entitled, among other things, to a severance payment equal to three times the sum of (i) his annual base salary, (ii) the larger of his targeted annual bonus under the BPP for the year of termination or the year in which the change in control occurs, (iii) his most recent full-cycle target percentage under the SIP, and (iv) the Company’s profit-sharing and 401(k) match on his behalf during the 12 months prior to termination.

Upon any qualifying termination (without regard to whether the termination occurred prior to or after a change in control), he will be entitled to certain additional benefits. These include: payment of any annual bonus earned for the preceding year that had not yet been paid at the time of termination; disposition of all outstanding stock options, stock appreciation rights and restricted stock awards in accordance with their terms; “gross-ups” relating to certain excise taxes that he may incur in connection with payments under the CEO Terms, and other benefits and perquisites for up to two years prior to a change in control, or for up to three years following a change in control.

The definition of a change in control includes: (i) the acquisition of 25 percent or more of the outstanding voting stock of the Company; (ii) the failure of the incumbent Board of Directors to constitute a majority of the Company’s Board of Directors, excluding new directors who (a) are approved by a vote of at least 50 percent of the members of the incumbent Board of Directors and (b) did not join the Board following an actual or threatened contested election of directors; (iii) a merger, reorganization or consolidation of the Company with another entity, or a sale of substantially all of its assets, unless after such transaction (a) the Company’s shareholders continue to own at least 60 percent of the voting stock outstanding, (b) no person owns more than 25 percent of the Company’s voting stock, and (c) the members of the incumbent Board of Directors still constitute a majority of the Board of Directors; or (iv) a complete liquidation or dissolution of the Company.

The CEO Terms require Mr. McCoy to consent to certain confidentiality, non-competition and non-solicitation provisions, and to sign a general release.

The CEO Terms do not alter Mr. McCoy’s existing levels of salary and benefits or the other elements of his compensation, other than with respect to certain benefits provided upon qualifying terminations, as described in this Current Report on Form 8-K

Terms and Conditions of Employment with other Officers

On September 18, 2006, the Company also adopted new standard Terms and Conditions of Employment (the "Officer Terms") for 14 additional officers of the Company, including all of its current executive officers. The Human Resources and Compensation Committee of the Board of Directors approved the form of Officer Terms in all material respects at its July 2006 meeting. When executed, the Officer Terms will supersede any existing severance, change in control, and indemnification agreements with these officers.

The Officer Terms are identical in all material respects to the CEO Terms, except that:

•
if there is a qualifying termination of employment prior to a change in control, the officer will be entitled to a severance payment equal to 1.5 times (rather than two times in the case of Mr. McCoy) the sum of (i) annual base salary and (ii) the Company’s profit-sharing and 401(k) match during the 12 months prior to termination, along with an amount at the discretion of the Chief Executive Officer based on target annual bonus under the BPP (rather than two times target annual bonus in the case of Mr. McCoy), and other benefits and perquisites for up to 18 months (rather than two years in the case of Mr. McCoy); and

•
after a change in control, the officer will be entitled to specified severance benefits only if employment is terminated by the Company other than for cause or long-term disability or the officer terminates employment for good reason; unlike Mr. McCoy, the officer is not entitled to such benefits following resignation during the 30-day period commencing on the first anniversary of the change in control.

The Officer Terms do not alter existing levels of salary and benefits or the other elements of compensation for any officers of the Company, other than with respect to certain benefits provided upon qualifying terminations, as described in this Current Report on Form 8-K.

The foregoing description of the CEO Terms and the Officer Terms is a summary of their material terms, does not purport to be complete, and is qualified in its entirety by reference to the CEO Terms and the form of Officer Terms filed as Exhibits 10.1 and 10.2 to this report and incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
10.1 10.2	Terms and Conditions of Employment dated September 18, 2006 between Brunswick Corporation and Dustan E. McCoy. Form of Terms and Conditions of Employment for officers of Brunswick Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Date: September 22, 2006	By:	/s/ MARSCHALL I. SMITH
Name: Marschall I. Smith
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit
10.1 10.2	Terms and Conditions of Employment dated September 18, 2006 between Brunswick Corporation and Dustan E. McCoy. Form of Terms and Conditions of Employment for officers of Brunswick Corporation.